                                                                       EXHIBIT A




                      DIRECTORS AND EXECUTIVE OFFICERS OF
                            SBC COMMUNICATIONS INC.

          The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each of the directors, advisory director and executive officers of SBC Communications Inc. ("SBC") is set forth below. Except as set forth below each of the directors and executive officers is a citizen of the United States. The business address of each director and officer is SBC Communications Inc., 175 East Houston Street, San Antonio, TX 78205. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with SBC.

Name and Business          Present Principal Occupation or Employment
-----------------          ------------------------------------------

Directors
---------
Edward E. Whitacre, Jr.    Chairman of the Board and Chief Executive Officer

Royce S. Caldwell          President - SBC Operations

Clarence C. Barksdale      Vice Chairman, Board of Trustees, Washington University

James E. Barnes            Chairman of the Board, President and Chief Executive
                           Officer, MAPCO Inc., Retired

August A. Busch, III       Chairman of the Board and President, Anheuser-Busch
                           Companies, Inc.

Ruben R. Cardenas          Partner, Cardenas, Whitis & Stephen, L.L.P., Attorneys

William P. Clark           Chief Executive Officer, Clark Company

Martin K. Eby, Jr.         Chairman of the Board and Chief Executive Officer, The Eby
                           Corporation

Herman E. Gallegos         Independent Management Consultant

Jess T. Hay                Chairman, HCB Enterprises Inc.; Chairman of the Texas
                           Foundation for Higher Education

James A. Henderson         Chairman of the Board and Chief Executive Officer, Cummins
                           Engine Company, Inc.

Bobby R. Inman             United States Navy, Retired

Charles F. Knight          Chairman and Chief Executive Officer, Emerson Electric Co.

Name and Business          Present Principal Occupation or Employment
-----------------          ------------------------------------------
Lynn M. Martin             Chair, Council for the Advancement of Women

John B. McCoy              President and Chief Executive Officer, Bank One Corporation

Mary S. Metz               President, S.H. Cowell Foundation

Richard A. Notebaert       President and Chief Executive Officer, Ameritech Corporation

Toni Rembe                 Partner, Pillsbury Madison & Sutro LLP

S. Donley Ritchey          Managing Partner, Alpine Partners

Joyce M. Roche             Independent Consultant

Richard M. Rosenberg       Chairman and Chief Executive Officer (Retired), BankAmerica
                           Corporation

Carlos Slim Helu*          Chairman of the Board, Telefonos de Mexico, S.A. de C.V.

Laura D'Andrea Tyson       Dean, Walter A. Haas School of Business at the University
                           of California at Berkeley

Patricia P. Upton          President and Chief Executive Officer, Aromatique, Inc.

Advisory Director
-----------------

Gilbert F. Amelio          President and Founder, AmTech, LLC

Executive Officers
------------------

Edward E. Whitacre, Jr.    Chairman of the Board, President and Chief Executive Officer

Royce S. Caldwell          Vice Chairman of the Board and President - SBC Operations

James W. Callaway          Group President - SBC Services

Cassandra C. Carr          Senior Executive Vice President - External Affairs

J. Cliff Eason             President - SBC International

James D. Ellis             Senior Executive Vice President and General Counsel

________________________________
*         Citizen of Mexico

                                      -2-
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
Name and Business          Present Principal Occupation or Employment
-----------------          ------------------------------------------
Charles E. Foster          Group President - SBC

Karen Jennings             Senior Executive Vice President - Human Resources

James S. Kahan             Senior Executive Vice President - Corporate Development

Donald E. Kiernan          Senior Executive Vice President, Treasurer and Chief
                           Financial Officer

Edward A. Mueller          President - SBC International Operations

Stanley T. Sigman          Group President - SBC National Operations


                      DIRECTORS AND EXECUTIVE OFFICERS OF
                       SBC INTERNET COMMUNICATIONS, INC.

          The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each of the directors and executive officers of SBC Internet Communications, Inc. ("SBC Sub") is set forth below. Each of the directors and officers is a citizen of the United States. The business address of each director and officer is SBC Internet Communications, Inc., 175 East Houston Street, San Antonio, TX 78205. Each occupation set forth opposite a director's or an executive officer's name refers to employment with SBC.


Name and Business          Present Principal Occupation or Employment
-----------------          ------------------------------------------

Directors
---------

Stephen A. McGaw           Managing Director -- Corporate Development

Thomas R. Giltner          Senior Counsel

Executive Officers
------------------

Stephen A. McGaw           Managing Director -- Corporate Development

Thomas R. Giltner          Senior Counsel

                                      -3-